United Security Bancshares Reports 3rd Quarter 2022 Financial Results

FRESNO, CA - October 19, 2022. United Security Bancshares (Nasdaq: UBFO) today announced its unaudited financial results for the nine months ended September 30, 2022. The Company recognized net income of $10.3 million, or $0.61 per basic and diluted share, for the nine months ended September 30, 2022, compared to net income of $6.7 million, or $0.40 per basic and diluted share for the nine months ended September 30, 2021.

Third Quarter 2022 Highlights (at or for the quarter ended September 30, 2022, except where noted)
▪Net income for the quarter increased 71.1% to $4.5 million, compared to $2.6 million for the quarter ended September 30, 2021, and increased 30.0% from $3.4 million for the trailing quarter ended June 30, 2022. Loan interest income increased $2.4 million and investment securities income increased $672,000 as a result of growth in loan and investment securities portfolio balances and increases in interest rates, when compared to the third quarter of 2021.
▪Total assets increased 2.9% to $1.37 billion, compared to $1.33 billion at December 31, 2021.
▪Total loans, net of unearned fees, increased to $962.2 million, compared to $871.5 million at December 31, 2021 and $950.0 million at June 30, 2022. Loan growth during the quarter is a result of organic growth in the commercial real estate segment.
▪Total investments increased 16.0% to $211.8 million, compared to $182.6 million at December 31, 2021.
▪Total deposits increased 4.4% to $1.24 billion, compared to $1.19 billion at December 31, 2021.
▪The allowance for credit losses as a percentage of gross loans decreased to 1.05%, compared to 1.07% at December 31, 2021. The decrease in the allowance for credit losses as a percentage of gross loans is primarily the result of a change in loan mix resulting from purchases of residential mortgage loans during the first quarter.
▪Net interest income before the provision for credit losses increased 36.3% to $12.7 million, compared to $9.3 million for the quarter ended September 30, 2021. For the trailing quarter ended June 30, 2022, net interest income before the provision for credit losses was $10.4 million.
▪The Company recorded a provision for credit losses of $0.6 million for the quarter ended September 30, 2022, compared to a provision of $0.5 million for the quarter ended September 30, 2021.
▪Book value per share decreased to $6.28, compared to $7.06 at December 31, 2021 primarily as a result of an increase in accumulated other comprehensive loss related to unrealized losses within the investment portfolio.
▪Net interest margin increased to 3.95% for the quarter ended September 30, 2022, compared to 3.17% and 3.38% for the quarters ended September 30, 2021 and June 30, 2022.
▪Annualized average cost of deposits was 0.22% for the quarter ended September 30, 2022, and 0.17% for the quarters ended September 30, 2021 and June 30, 2022.
▪Net charge-offs totaled $451,000 for the quarter ended September 30, 2022 , compared to net charge-offs of $509,000 for the quarter ended September 30, 2021 and net recoveries of $25,000 for the quarter ended June 30, 2022.
▪Capital position remains well-capitalized with a 9.56% Tier 1 Leverage Ratio compared to 9.79% as of December 31, 2021.
▪Annualized return on average assets ("ROAA") increased to 1.28%, compared to 0.82% and 1.03% for the quarters ended September 30, 2021 and June 30, 2022. The increase in ROAA is due to increase in net income outpacing the increase in average assets.
▪Annualized return on average equity ("ROAE") increased to 15.61%, compared to 8.62% and 12.12% for the quarters ended September 30, 2021 and June 30, 2022.

Dennis Woods, President and Chief Executive Officer, stated: "We continued our positive earnings momentum in the third quarter as we again posted increased earnings when compared to prior quarter and third quarter 2021 results. Core net income for the nine months ended September 30, 2022, which is a non-GAAP measure, grew 68% over the prior year as a result of the successful execution of our 2021 and 2022 cash deployment strategies. Our credit quality, capital, and liquidity levels remain strong and position us well for potential economic headwinds over the coming quarters."

Provided at the end of this Press Release is a reconciliation of Core Net Income, as a non-GAAP measure, to Net Income. This reconciliation excludes Non-Core items such as the Fair Value Adjustment for Trust Preferred Securities (TRUPs) and gain or loss on sale of other real estate owned (OREO). Management believes that financial results are more comparative excluding the impact of such non-core items.

Results of Operations

Net income for the nine months ended September 30, 2022 increased 53.8% to $10.3 million, compared to the nine months ended September 30, 2021. The increase is the result of increases of $4.4 million in loan interest income and fees, $1.4 million in investment income, and a $437,000 decrease in the provision for credit losses and was partially offset by a $1.8 million increase in loss on fair value of junior subordinated debentures and increase of $1,546,000 in provision for income taxes.. ROAE for the nine months ended September 30, 2022 was 11.99%, compared to 7.55% for the nine months ended September 30, 2021. ROAA was 1.03% for the nine months ended September 30, 2022, compared to 0.75% for the nine months ended September 30, 2021.

The annualized average cost of deposits was 0.19% for the nine months ended ended September 30, 2022 and 0.17% for the nine months ended September 30, 2021. Average interest-bearing deposits increased 15.5% between the periods ended September 30, 2021 and 2022 from $630.8 million to $728.3 million.

Net interest income, before the provision for credit losses, for the nine months ended September 30, 2022 totaled $32.6 million, an increase of $6.3 million, or 24.0%, from the $26.3 million reported for the same period ended September 30, 2021. The impact of the Company's 2021 and 2022 cash deployment strategies, which included over $350 million in investment and mortgage loan purchases, are reflected in the increase in net interest income. The Company's net interest margin increased from 3.18% for the nine months ended September 30, 2021 to 3.48% for the nine months ended September 30, 2022. The increase in the net interest margin is due to increases in yields on investment securities, and yields on interest-bearing deposits at the Federal Reserve Bank, partially offset by increases in average deposit balances and decreases in loan yields. Loan yields decreased from 4.60% to 4.46% between the two periods. The yield on interest-bearing liabilities increased from 0.32% to 0.35% between the two periods. Included in interest income for the nine months ended September 30, 2022 were $128,000 in fees related to Small Business Administration Paycheck Protection Program loans, compared to $778,000 for the same period ended September 30, 2021.

Noninterest income for the nine months ended September 30, 2022 totaled $789,000, a decrease of $1.3 million when compared to the $2.1 million reported for the nine months ended September 30, 2021. For the nine months ended September 30, 2022, a loss on the fair value of TRUPs of $2.5 million was recorded, compared to a loss of $691,000 for the same period in 2021. The change in the fair value of TRUPs reflected in noninterest income was caused by fluctuations in the LIBOR yield curve. Generally, an increase in the three month LIBOR yield curve will result in negative fair value adjustments. Conversely, a decrease in the three month LIBOR yield curve will result in positive fair value adjustments. Customer service fees totaled $2.3 million for the nine months ended September 30, 2022 and $2.1 million for the nine months ended September 30, 2021. Also included in noninterest income for the nine months ended September 30, 2022 was $566,000 in nonrecurring income received from The Central Valley Fund II (SBIC), Limited Partnership.

For the nine months ended September 30, 2022, noninterest expense totaled $17.6 million, an increase of $272,000 compared to $17.3 million for the nine months ended September 30, 2021. On a year-over-year comparative basis, noninterest expense increased due to increases in professional fees of $433,000 and regulatory assessments of $83,000 and was partially offset by a decrease of $228,000 in the provision for unfunded loans included in other non interest expense and a decrease of $154,000 in occupancy expense.

The efficiency ratio for the nine months ended September 30, 2022 decreased to 52.1%, compared to 60.9% for the nine months ended September 30, 2021. This decrease is attributed to revenue growth, as well as the $566,000 in noninterest income from the investment in the limited partnership received during 2022.

The Company recorded an income tax provision of $4.2 million for the nine months ended September 30, 2022, compared to $2.7 million for the same period in 2021. The effective tax rate for the nine months ended September 30, 2022 was 28.87%, compared to 28.28% for the nine months ended September 30, 2021.

Quarter Ended September 30, 2022:

For the quarter ended September 30, 2022, the Company reported net income of $4.5 million and earnings per basic and diluted share of $0.26, compared to net income of $2.6 million and $0.15 per basic and diluted share for the same period ended September 30, 2021. Net income for the quarter ended June 30, 2022 was $3.4 million and $0.20 per basic and diluted share.

Net interest income, before the provision for credit losses was $12.7 million for the quarter ended September 30, 2022, representing a $3.4 million, or 36.3%, increase from the $9.3 million reported at September 30, 2021. The increase in net interest income was driven by growth in the loan and investment portfolios. The Company's net interest margin increased from 3.17% to 3.95% between the quarters ended September 30, 2021 and September 30, 2022, respectively. The increase in the net interest margin was due to increases in loan and investment balances, yields on investment securities, and yields on interest-bearing deposits at FRB, partially offset by increases in average deposit balances and decreases in loan yields. Net interest income during the quarter ended September 30, 2022 increased to $12.1 million, or 36.5%, from the $8.9 million reported during the quarter ended September 30, 2021.

Noninterest income for the quarter ended September 30, 2022 totaled $392,000, a decrease of $538,000 from the $930,000 in non-interest income reported for the quarter ended September 30, 2021. The decrease is primarily attributed to a loss of $600,000 recorded on the fair value of junior subordinated debentures for the quarter ended September 30, 2022 compared to a loss of $35,000 recorded for the quarter ended September 30, 2021. The unrealized loss on equity securities increased $135,000 between the two periods. Customer service fees increased from $745,000 for the quarter ended September 30, 2021 to $899,000 for the quarter ended September 30, 2022. Noninterest income decreased $210,000 for the quarter ended September 30, 2022 from the $602,000 reported for the quarter ended June 30, 2022. This was primarily due to the $566,000 in income received from the limited partnership during the second quarter and was partially offset by a decrease in the loss on the fair value of junior subordinated debentures of $269,000 between the two quarters.

Noninterest expense for the quarter ended September 30, 2022 totaled $6.21 million, reflecting a $47,000 increase from the $6.2 million reported for the quarter ended September 30, 2021, and a $635,000 increase from the $5.6 million reported from the quarter ended June 30, 2022. The increase between the quarters ended September 30, 2022 and 2021 resulted in part due to increases of $256,000 in professional fees and $77,000 in salaries and employee benefits, and was partially offset by a decrease of $90,000 in occupancy expense and $46,000 in regulatory assessments. The increase between the quarters ended September 30, 2022 and June 30, 2022 was primarily the result of increases of $188,000 in salaries and employee benefits and $170,000 in professional fees.

The Company recorded an income tax provision of $1.8 million for the quarter ended September 30, 2022, compared to $1.0 million for the quarter ended September 30, 2021, and $1.4 million for the quarter ended June 30, 2022. The effective tax rate for the quarter ended September 30, 2022 was 29.1%, compared to 28.5% and 28.9% for the quarters ended September 30, 2021 and June 30, 2022, respectively.

Balance Sheet Review

Total assets increased $38.3 million, or 2.9%, between December 31, 2021 and September 30, 2022. Gross loan balances grew $91.2 million and investment securities increased $29.2 million. Included in the loan growth during the year were purchases of $35.6 million in residential mortgage loans during the first quarter and organic growth in the commercial real estate, commercial and industrial, and real estate construction segments of the portfolio, partly offset by reductions in the agricultural and student loan portfolios and SBA PPP balances. Investment portfolio growth included purchases of $91.4 million in investment securities, partially offset by $44.9 million in sales of securities and $29.6 million in unrealized losses. In part, as a result of the loan and investment activity, total cash and cash equivalents decreased $93.2 million between December 31, 2021 and September 30, 2022. Unfunded loan commitments decreased from $239.1 million at December 31, 2021 to $164.0 million at September 30, 2022. OREO balances totaled $4.6 million at December 31, 2021 and September 30, 2022.

Total deposits increased $52.7 million, or 4.4%, to $1.2 billion during the nine months ended September 30, 2022. This increase was due to increases of $40.5 million in noninterest bearing deposits, $16.9 million in savings accounts, and $7.4 million in time deposits, offset by decreases of $12.0 million in NOW and money market accounts. In total, NOW, money market and savings accounts increased 0.8% to $648.6 million at September 30, 2022, compared to $643.8 million at December 31, 2021. Noninterest bearing deposits increased 8.5% to $517.2 million at September 30, 2022, compared to $476.7 million at December 31, 2021. Core deposits, which are made up of the balance of noninterest bearing deposits, NOW, money market, savings, and time deposits accounts less than $250,000, increased $52.2 million.

Shareholders’ equity at September 30, 2022 totaled $107.1 million, a decrease of $13.1 million from shareholders’ equity of $120.2 million at December 31, 2021. This decrease in equity was primarily attributed to an increase in accumulated other comprehensive loss of $18.1 million and $5.6 million in dividends paid, partially offset by $10.3 million in net income. At September 30, 2022, the accumulated other comprehensive loss totaled $19.3 million, compared to $1.2 million at December 31, 2021. The increase in the loss was primarily the result of net unrealized losses on investment securities of $20.8 million and was partially offset by a $2.1 million gain on junior subordinated debentures (TRUPs) caused by a change in market credit spreads during the nine months ended September 30, 2022. The change in unrealized loss on the investment portfolio is attributed to changes in interest rates, and not credit quality. The Company does not intend to sell and it is more likely than not that it will not be required to sell any securities that have an unrealized loss.

The Board of Directors of United Security Bancshares declared a cash dividend on common stock of $0.11 per share on September 27, 2022. The dividend is payable on October 25, 2022, to shareholders of record as of October 11, 2022. No assurances can be provided as to the amount and/or declaration and payment of future dividends, if any. The Company continues to be well capitalized and expects to maintain adequate capital levels.

Credit Quality

The Company recorded a provision for credit losses of $1.2 million for the nine months ended September 30, 2022, compared to a provision of $1.7 million for the nine months ended September 30, 2021. Net loan charge-offs totaled $488,000 for the nine months ended September 30, 2022, as compared to net loan charge-offs of $1,032,000 for the nine months ended September 30, 2021. The reduced provision recorded during the year is attributed to lower net charge-offs on the student loan portfolio, decreases in nonperforming assets and change in portfolio mix, partially offset by a qualitative adjustment for economic uncertainty resulting in an increase in reserves. The qualitative adjustment is attributed to higher inflation, anticipated magnitude and impact of interest rate hikes in 2022 and uncertain business conditions. For the nine months ended September 30, 2021, the provision recorded was attributed to growth of the loan portfolio, agricultural loan downgrades, and net charge-offs recognized in the student loan portfolio.

The Company's allowance for loan loss totaled 1.05% of the loan portfolio at September 30, 2022, compared to 1.07% at December 31, 2021. The decrease in the allowance for credit losses as a percentage of gross loans is primarily the result of a change in loan mix resulting from purchases of residential mortgage loans during the first quarter. The reserve required on the residential mortgage loan segment is lower than reserves required for other loan segments due to lower historical loss rates. Management considers the allowance for credit losses at September 30, 2022 to be adequate.

Non-performing assets, comprised of nonaccrual loans, troubled debt restructures (TDRs), other real estate owned through foreclosure, and loans more than 90 days past due and still accruing interest, decreased $780,000 between December 31, 2021 and September 30, 2022 to $15.9 million. Nonperforming assets as a percentage of total assets decreased from 1.25% at December 31, 2021 to 1.16% at September 30, 2022. The decrease in nonperforming assets is attributed to decreases of $453,000 in loans past due more than 90 days and $293,000 in nonaccrual loans between December 31, 2021 and September 30, 2022. OREO balances remained at $4.6 million at December 31, 2021 and September 30, 2022.

About United Security Bancshares

United Security Bancshares (NASDAQ: UBFO) is the holding company for United Security Bank, which was founded in 1987. United Security Bank is headquartered in Fresno and operates 12 full-service branch offices in Fresno, Bakersfield, Campbell, Caruthers, Coalinga, Firebaugh, Mendota, Oakhurst, San Joaquin, and Taft, California. Additionally, United Security Bank operates Commercial Real Estate Construction, Commercial Lending, and Consumer Lending departments. For more information, please visit www.unitedsecuritybank.com.

Non-GAAP Financial Measures

This press release and the accompanying financial tables contain a non-GAAP financial measure (net income before non-Core) within the meaning of the Securities and Exchange Commission’s Regulation G. In the accompanying financial table, the Company has provided a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure. The Company’s management believes that this non-GAAP financial measure provides useful information about the Company’s results of operations and/or financial position to both investors and management. The Company provides this non-GAAP financial measure to investors to assist them in performing their analysis of its historical operating results. The non-GAAP financial measure shows the Company's operating results before consideration of certain adjustments and, consequently, this non-GAAP financial measure should not be construed as an alternative to net income as an indicator of the Company's operating performance, as determined in accordance with GAAP. The Company may calculate this non-GAAP financial measure differently than other companies.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are based on management’s knowledge and belief as of today and are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. Forward-looking statements are subject to risks and uncertainties and actual

results may differ materially from those presented.   Factors that might cause such differences, some of which are beyond the Company’s ability to control or predict, include, but are not limited to: (1) adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of supply chain disruptions, inflationary pressures and labor shortages, global conflict and unrest, (2) the COVID-19 global pandemic, including the effects of the steps being taken to address the pandemic and its impact on the Company’s markets, customers and employees, (3) changes in general economic and financial market conditions, either nationally or locally, (4) interest rate policies of the Board of Governors of the Federal Reserve System, (5) changes in banking laws or regulations, (6) increased competition in the Company's markets, impacting the ability to execute its business plans, (7) loss of key personnel, (8) unanticipated credit losses, (9) drought, earthquakes or other natural disasters impacting the local economy and/or the condition of real estate collateral, (10) the impact of technological changes and the ability to develop and maintain secure and reliable electronic systems, (11) uncertainty regarding the replacement of LIBOR, and (12) changes in accounting policies or procedures.

The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.  For a more complete discussion of these risks and uncertainties, see the Company’s Annual Report on Form 10-K, for the year ended December 31, 2021, and particularly the section entitled "Management’s Discussion and Analysis of Financial Condition and Results of Operations."  Readers should carefully review all disclosures the Company files from time to time with the Securities and Exchange Commission.

United Security Bancshares
Consolidated Balance Sheets (unaudited)
(in thousands- except share data)
	September 30, 2022	December 31, 2021	September 30, 2021
Assets
Cash and non-interest-bearing deposits in other banks	$37,972	$31,057	$42,172
Due from Federal Reserve Bank ("FRB")	88,060	188,162	217,256
Cash and cash equivalents	126,032	219,219	259,428
Investment securities (at fair value)
Available-for-sale ("AFS") securities	208,560	178,902	161,732
Marketable equity securities	3,287	3,744	3,776
Total investment securities	211,847	182,646	165,508
Loans	960,549	869,314	807,937
Unearned fees and unamortized loan origination costs - net	1,617	2,219	1,177
Allowance for credit losses	(10,063)	(9,333)	(9,144)
Net loans	952,103	862,200	799,970

Premises and equipment - net	8,466	8,950	9,113
Accrued interest receivable	9,485	7,530	8,246
Other real estate owned ("OREO")	4,582	4,582	4,582
Goodwill	4,488	4,488	4,488
Deferred tax assets - net	11,956	3,615	3,086
Cash surrender value of life insurance	22,680	22,338	22,043
Operating lease right-of-use assets	2,135	2,594	2,743
Other assets	15,478	12,782	13,574
Total assets	$1,369,252	$1,330,944	$1,292,781

Liabilities and Shareholders' Equity
Deposits
Noninterest-bearing	$517,230	$476,749	$455,584
Interest-bearing	723,588	711,357	695,131
Total deposits	1,240,818	1,188,106	1,150,715

Operating lease liabilities	2,245	2,705	2,852
Other liabilities	8,805	8,737	8,791
Junior subordinated debentures (at fair value)	10,305	11,189	11,295
Total liabilities	1,262,173	1,210,737	1,173,653

Shareholders' Equity
Common stock, no par value; 20,000,000 shares authorized; issued and outstanding: 17,046,676 at September 30, 2022, 17,028,239 at December 31, 2021, and 17,010,288 at September 30, 2021.	59,924	59,636	59,549
Retained earnings	66,465	61,745	60,247
Accumulated other comprehensive loss	(19,310)	(1,174)	(668)
Total shareholders' equity	107,079	120,207	119,128
Total liabilities and shareholders' equity	$1,369,252	$1,330,944	$1,292,781

United Security Bancshares
Consolidated Statements of Income (unaudited)
(in thousands - except share data)
	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Interest Income:
Interest and fees on loans	$11,514	$9,731	$9,163	$30,363	$25,942
Interest on investment securities	1,322	1,004	650	3,117	1,691
Interest on deposits in FRB	683	258	64	1,023	168
Total interest income	13,519	10,993	9,877	34,503	27,801

Interest Expense:
Interest on deposits	679	515	496	1,702	1,391
Interest on other borrowed funds	110	69	44	224	136
Total interest expense	789	584	540	1,926	1,527
Net Interest Income	12,730	10,409	9,337	32,577	26,274
Provision for Credit Losses	607	606	453	1,217	1,654
Net Interest Income after Provision for Credit Losses	12,123	9,803	8,884	31,360	24,620

Noninterest Income:
Customer service fees	899	776	745	2,328	2,094
Increase in cash surrender value of bank-owned life insurance	89	114	139	343	408
Unrealized loss on fair value of marketable equity securities	(149)	(127)	(14)	(458)	(75)
Loss on fair value of junior subordinated debentures	(600)	(869)	(35)	(2,469)	(691)
Gain on sale of investment securities	—	—	—	30	—
(Loss) gain on sale of assets	—	—	(5)	—	8
Other	153	708	100	1,015	349
Total noninterest income	392	602	930	789	2,093

Noninterest Expense:
Salaries and employee benefits	2,965	2,777	2,888	8,791	8,804
Occupancy expense	923	849	1,013	2,551	2,705
Data processing	215	145	147	475	382
Professional fees	1,089	919	833	2,957	2,524
Regulatory assessments	212	187	258	630	547
Director fees	110	116	91	345	275
Correspondent bank service charges	23	24	22	74	65
Net cost on operation and sale of OREO	33	2	24	27	67
Other	641	557	888	1,755	1,964
Total noninterest expense	6,211	5,576	6,164	17,605	17,333

Income Before Provision for Taxes	6,304	4,829	3,650	14,544	9,380
Provision for Taxes on Income	1,837	1,394	1,039	4,199	2,653
Net Income	4,467	3,435	2,611	$10,345	$6,727

Basic earnings per common share	$0.26	$0.20	$0.15	$0.61	$0.40
Diluted earnings per common share	$0.26	$0.20	$0.15	$0.61	$0.40
Weighted average basic shares for EPS	17,042,479	17,036,364	17,010,288	17,036,460	17,010,236
Weighted average diluted shares for EPS	17,063,947	17,057,755	17,035,533	17,057,638	17,027,671

United Security Bancshares
Average Balances and Rates (unaudited)
(in thousands)	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Average Balances:
Loans (1)	$952,518	$906,396	$826,754	$910,221	$753,424
Investment securities	215,416	192,494	170,408	198,658	146,434
Interest-bearing deposits in FRB	111,704	136,898	172,073	141,708	203,366
Total interest-earning assets	1,279,638	1,235,788	1,169,235	1,250,587	1,103,224
Allowance for credit losses	(9,902)	(9,302)	(9,203)	(9,577)	(8,762)
Cash and due from banks	37,547	34,904	44,804	36,581	44,968
Other real estate owned	4,583	4,579	4,716	4,582	4,917
Other non-earning assets	71,291	71,529	60,771	69,506	64,235
Total average assets	$1,383,157	$1,337,498	$1,270,323	$1,351,679	$1,208,582

Interest-bearing deposits	$720,783	$737,149	$675,419	$728,331	$630,823
Junior subordinated debentures	10,459	10,863	11,225	10,824	11,029
Total interest-bearing liabilities	731,242	748,012	686,644	739,155	641,852

Noninterest-bearing deposits	528,033	465,926	453,159	486,983	437,482
Other liabilities	10,054	9,583	9,968	9,868	9,789
Total liabilities	1,269,329	1,223,521	1,149,771	1,236,006	1,089,123
Total equity	113,828	113,977	120,552	115,673	119,459
Total liabilities and equity	$1,383,157	$1,337,498	$1,270,323	$1,351,679	$1,208,582

Average Rates:
Loans (1)	4.80%	4.31%	4.40%	4.46%	4.60%
Investment securities	2.43%	2.09%	1.51%	2.10%	1.54%
Interest-bearing deposits in FRB	2.43%	0.76%	0.15%	0.97%	0.11%
Earning assets	4.19%	3.57%	3.35%	3.69%	3.37%
Interest bearing deposits	0.37%	0.28%	0.29%	0.31%	0.29%
Total deposits	0.22%	0.17%	0.17%	0.19%	0.17%
Junior subordinated debentures	4.17%	2.55%	1.56%	2.77%	1.65%
Total interest-bearing liabilities	0.43%	0.31%	0.31%	0.35%	0.32%
Net interest margin (2)	3.95%	3.38%	3.17%	3.48%	3.18%
(1) Loan amounts include nonaccrual loans, but the related interest income has been included only if collected for the period prior to the loan being placed on a nonaccrual basis.
(2) Net interest margin is computed by dividing annualized net interest income by average interest-earning assets.

United Security Bancshares
Condensed - Consolidated Balance Sheets (unaudited)
(in thousands)
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Cash and cash equivalents	$126,032	$107,246	$224,934	$219,219	$259,428
Investment securities	211,847	215,774	183,527	182,646	165,508
Loans	962,166	949,991	879,379	871,533	809,114
Allowance for credit losses	(10,063)	(9,907)	(9,276)	(9,333)	(9,144)
Net loans	952,103	940,084	870,103	862,200	799,970
Other assets	79,270	76,413	71,238	66,879	67,875
Total assets	$1,369,252	$1,339,517	$1,349,802	$1,330,944	$1,292,781

Non-interest-bearing	$517,230	$473,013	$465,043	$476,749	$455,584
Interest-bearing	723,588	735,181	749,289	711,357	695,131
Total deposits	1,240,818	1,208,194	1,214,332	1,188,106	1,150,715
Other liabilities	21,355	21,322	21,896	22,631	22,938
Total liabilities	1,262,173	1,229,516	1,236,228	1,210,737	1,173,653
Total shareholders' equity	107,079	110,001	113,574	120,207	119,128
Total liabilities and shareholder's equity	$1,369,252	$1,339,517	$1,349,802	$1,330,944	$1,292,781

United Security Bancshares
Condensed - Consolidated Statements of Income (unaudited)
(in thousands)	For the Quarters Ended:
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Total interest income	$13,519	$10,993	$9,991	$9,930	$9,877
Total interest expense	789	584	553	552	540
Net interest income	12,730	10,409	9,438	9,378	9,337
Provision for credit losses	607	606	5	453	453
Net interest income after provision for credit losses	12,123	9,803	9,433	8,925	8,884

Total non-interest income (loss)	392	602	(206)	1,291	930
Total non-interest expense	6,211	5,576	5,816	6,282	6,164
Income before provision for taxes	6,304	4,829	3,411	3,934	3,650
Provision for taxes on income	1,837	1,394	968	564	1,039
Net income	$4,467	$3,435	$2,443	$3,370	$2,611

United Security Bancshares
Nonperforming Assets (unaudited)
(dollars in thousands)
	September 30, 2022	December 31, 2021	September 30, 2021
Real estate - construction & development	$11,015	$11,226	11,273
Agricultural	130	212	278
Total nonaccrual loans	$11,145	$11,438	$11,551

Loans past due 90 days and still accruing	—	453	318
Restructured loans	142	176	198
Total nonperforming loans	$11,287	$12,067	$12,067
Other real estate owned	4,582	4,582	4,582
Total nonperforming assets	$15,869	$16,649	$16,649

Nonperforming loans to total gross loans	1.18%	1.39%	1.49%
Nonperforming assets to total assets	1.16%	1.25%	1.29%
Allowance for credit losses to nonperforming loans	89.16%	77.34%	75.78%

United Security Bancshares
Selected Financial Data (unaudited)
(dollars in thousands, except per share amounts)
	Three Months Ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021

Return on average assets	1.28%	0.82%	1.03%	0.75%
Return on average equity	15.61%	8.62%	11.99%	7.55%
Annualized net charge-off (recoveries) to average loans	0.19%	0.24%	0.07%	0.18%

	September 30, 2022	December 31, 2021
Shares outstanding - period end	17,046,676	17,028,239
Book value per share	$6.28	$7.06
Efficiency ratio (1)	52.10%	58.89%
Total impaired loans	$11,829	$12,034
Net loan to deposit ratio	76.73%	72.57%
Allowance for credit losses to total loans	1.05%	1.07%
Tier 1 capital to adjusted average assets (leverage)
Company	9.56%	9.79%
Bank	9.60%	9.64%
(1) Efficiency ratio is defined as total noninterest expense divided by net interest income before provision for credit losses plus total noninterest income.

United Security Bancshares
Net Income before Non-Core Reconciliation
Non-GAAP Information (dollars in thousands)
(unaudited)
	Nine Months Ended September 30,
	2022	2021	Change $	Change %
Net income	$10,345	$6,727	$3,618	53.8%

Junior subordinated debenture (1) fair value adjustment	(2,469)	(691)
Loss on sale of OREO (2)	—	(1)
Total non-core items	(2,469)	(692)

Income tax effect	716	201
Non-core items net of taxes	(1,753)	(491)

Non-GAAP core net income	$12,098	$7,218	$4,880	67.6%

(1)Junior subordinated debenture fair value adjustment is not part of core income and depending upon market rates, can “add to” or “subtract from” core income and mask non-GAAP core income change.
(2)Write down or loss on sale of OREO is considered a one-time event and therefore is not part of core income.